UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2013 (December 27, 2012)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 27, 2012, AmSurg Corp., a Tennessee corporation (the “Company”), entered into a Sixth Amendment to Lease Agreement (the “Sixth Amendment”) amending that certain Lease Agreement, dated February 24, 1999, as amended, by and between the Company and Burton Hills III Investments, as successor to Burton Hills III Partners, LLP (the “Original Lease Agreement”). The Sixth Amendment extends the term of the Original Lease Agreement from October 31, 2014 to February 28, 2015 and provides that the Company’s monthly rental obligations from July 1, 2014 until February 28, 2015 will be approximately $101,000.

Also on December 27, 2012, the Company entered into a Lease Agreement (the “New Lease Agreement”) with Burton 6, LLC (the “Landlord”) pursuant to which the Company has agreed to lease an approximately 110,000 square foot building to be constructed in Nashville, Tennessee (the “Leased Property”). The Company intends that the Leased Property will serve as its corporate headquarters beginning in 2015. Prior to taking possession, the Company may terminate the New Lease Agreement if the Company does not receive certain approvals from the Metropolitan Government of Nashville and Davidson County and from the Industrial Development Board or if the Landlord has failed to obtain construction financing or satisfy certain construction milestones.

The Company’s rental obligations consist of base rent of approximately $2.3 million in the first year of the New Lease Agreement, with base rent increasing annually by 1.9% thereafter. In addition to base rent, the Company will pay additional rent consisting of, among other things, operating expenses, real estate taxes and insurance costs. The Landlord will provide the Company with an allowance of approximately $4.4 million for certain interior tenant improvements to the Leased Property.

The New Lease Agreement has an initial term of 15 years and is scheduled to commence on March 1, 2015 and expire on February 28, 2030. The Company may extend the term of the New Lease Agreement by up to two successive five-year terms upon advance notice. The base rent to be paid during the renewal terms, if any, will be determined in accordance with the New Lease Agreement.

The New Lease Agreement contains customary default provisions allowing the Landlord to terminate the New Lease Agreement if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon the bankruptcy or insolvency of the Company. Upon termination of the New Lease Agreement, the Landlord may collect from the Company the difference between the remaining rent payments through the expiration of the New Lease Agreement and any rental income from reletting the Leased Property over such time period.

The Sixth Amendment is attached as Exhibit 10.1 hereto and the New Lease Agreement is attached as Exhibit 10.2 hereto and each is incorporated herein by reference. The foregoing description of the material terms of the Sixth Amendment and the New Lease Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

10.1	Sixth Amendment to Lease Agreement, dated December 27, 2012, between Burton Hills III Investments and AmSurg Corp.

10.2	Lease Agreement, dated December 27, 2012, between Burton 6, LLC and AmSurg Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary
(Principal Financial and Duly Authorized Officer)

Date: January 3, 2013

EXHIBIT INDEX

No.	Exhibit

10.1	Sixth Amendment to Lease Agreement, dated December 27, 2012, between Burton Hills III Investments and AmSurg Corp.

10.2	Lease Agreement, dated December 27, 2012, between Burton 6, LLC and AmSurg Corp.